Exhibit 10.21

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 20, 2015, is entered into between Daybreak Oil and Gas, Inc., a Washington corporation with its chief executive offices located at 601 W. Main Ave., Suite 1017, Spokane, Washington 99201 (the “Lender”), and App Energy, LLC, a Kentucky limited liability company with its chief executive offices located at 104 West Front Street, Monroe, Michigan 48161 (the “Borrower”).

WHEREAS, the Lender and the Borrower are parties to that certain Loan and Security Agreement, dated as of August 28, 2013, as amended by that certain First Amendment to Loan and Security Agreement dated as of August 21, 2014 (as the same has been and may hereafter be amended from time to time, herein the “Loan Agreement”), pursuant to which the Lender extended certain credit and other financial accommodations to the Borrower, and the parties now wish to amend the Loan Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.

Defined Terms.  Unless otherwise indicated, capitalized terms used and not otherwise herein defined shall have the respective meanings ascribed thereto in the Loan Agreement.

Section 2.

Modification to Loan Payment.  The Loan Agreement is hereby amended so that, with respect to Payment Dates occurring in March, April, May and June 2015, the Required Monthly Payment shall be a payment equal to (a) the Regular Interest for the immediately preceding calendar month plus the Commitment Fee, plus (b) an amount of the outstanding principal balance of the Loan determined by the Borrower in its sole discretion (such payment amount, the “Reduced Monthly Payment”).  The Lender hereby waives any Event of Default based on the Borrower’s failure prior to the date hereof to pay principal, interest or Commitment Fees when due under the Loan Agreement.

Section 3.

Further Assurances.  Each party hereto agrees to perform any and all further acts and to execute and deliver any documents which may reasonably be necessary to carry out the provisions of this Agreement.

Section 4.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws rules.

Section 5.

Binding Effect.  This Agreement is binding on, and will inure to the benefit of, the parties hereto and their respective successors, permitted assigns, heirs, and legal representatives.

Section 6.

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

Section 7.

Entire Agreement.  This Agreement contains the entire agreement of the parties and embodies all the representations and warranties which have been made between them with respect to the subject matter hereof.  All previous agreements or understandings between the parties hereto with respect to its subject matter, whether in writing or oral, are merged into this Agreement.

Section 8.

Severability.  In the event that any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change so as to cause completion of the transactions contemplated herein to be unreasonable.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LENDER:

DAYBREAK OIL AND GAS, INC.

By:	/s/ JAMES F. WESTMORELAND
Name: James F. Westmoreland
Title: President and Chief Executive Officer

BORROWER:

APP ENERGY, LLC

By:	Westside Exploration, LLC
Its:	Manager

	By:	/s/ JOHN A.PIEDMONTE, JR.
Name: John A. Piedmonte, Jr.
Title: Manager

Signature Page to Second Amendment to Loan and Security Agreement